Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: 1-704-558-3068
E: InvestorRelations@AltisourceAMC.com

Altisource Asset Management Corporation Reports Fourth Quarter and Full Year 2019 Results

CHRISTIANSTED, U.S. Virgin Islands, February 28, 2020 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) today announced financial and operating results for the fourth quarter and full year of 2019.

Fourth Quarter 2019 Highlights and Recent Developments

•
Negotiated the entry by Front Yard Residential Corporation (“Front Yard”) into a definitive merger agreement on February 17, 2020 with affiliates of Amherst Residential, LLC (“Amherst”) whereby Amherst will acquire Front Yard for $12.50 per share in a transaction valued at approximately $2.3 billion, including debt to be assumed or refinanced.

•	Increased Front Yard's rental revenue by 2.6% over third quarter 2019 to $52.1 million.

•	Managed the improvement in Front Yard's key operating metrics.

•	Advised Front Yard in the sale of 92 non-core homes for a $1.5 million gain over carrying value and negotiated the divestiture of Front Yard's remaining mortgage loans.

•
Appointed Indroneel Chatterjee as Co-Chief Executive Officer to develop new business, including asset management services, investments in real estate related assets or other businesses that leverage his experience and our acquisition and portfolio management teams.

“We saw strong improvement in Front Yard’s operating metrics in the fourth quarter of 2019 as we started to see the results of our initiatives to overcome the operating challenges faced by Front Yard in 2019 following the transition of approximately 12,000 properties onto Front Yard’s internal property management platform,” stated Co-Chief Executive Officer George Ellison. “We believe that the transaction with Amherst allows us to realize immediate value for Front Yard’s shareholders and provides capital for AAMC to pursue new business opportunities.”

“I am pleased to join the AAMC team as we look to engage in new lines of business and optimize our cost structure to create shareholder value,” stated Co-Chief Executive Officer Indroneel Chatterjee. “We are actively pursuing opportunities to diversify our revenues by harnessing our resources in acquisitions and portfolio management.”

Fourth Quarter and Full Year 2019 GAAP Financial Results

Net loss for the fourth quarter of 2019 totaled $1.5 million, or $1.00 per diluted common share, which included a $1.3 million change in the fair value of its shares of Front Yard common stock, compared to a net loss of $4.3 million, or $2.69 per diluted common share, for the fourth quarter of 2018, which included a $(3.4) million change in the fair value of its shares of Front Yard common stock.

Net loss for the year ended December 31, 2019 totaled $2.6 million, or $1.77 per diluted common share, which included a $5.9 million change in the fair value of its shares of Front Yard common stock, compared to net loss of $10.9 million, or $6.88 per diluted common share, for the year ended December 31, 2018, which included a $(5.1) million change in the fair value of its shares of Front Yard common stock.

About AAMC

AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles. Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy and the business strategy of Front Yard; our ability to retain Front Yard as a client; the likelihood that Front Yard (or its successor) will terminate our asset management agreement with Front Yard upon consummation of a merger to which Front Yard agreed on February 17, 2020; our ability to develop and implement new businesses or, to the extent such businesses are developed, our ability to make them successful or sustain the performance of any such businesses; our ability to retain and maintain our strategic relationships; the ability of Front Yard to generate returns in amounts that would enable our management fees to increase; our ability to obtain additional asset management clients or businesses; our ability to effectively compete with our competitors; Front Yard's ability to complete future or pending transactions; the failure of service providers to effectively perform their obligations under their agreements with us; our ability to integrate newly acquired rental assets into Front Yard's portfolio; our ability to effectively manage the performance of Front Yard’s internal property manager at the level and/or the cost that it anticipates; developments in the litigation regarding our redemption obligations under the Certificate of Designations of our Series A Convertible Preferred Stock (the “Series A Shares”), including our ability to obtain declaratory relief confirming that we are not obligated to redeem any of the Series A Shares on the upcoming March 15, 2020 redemption date if we do not have funds legally available to redeem all, but not less than all, of the Series A Shares requested to be redeemed on that redemption date; our failure to maintain Front Yard's qualification as a REIT; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Asset Management Corporation
Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)
Revenues:
Management fees from Front Yard	$3,584	$3,583	$14,270	$14,567
Conversion fees from Front Yard	—	25	29	176
Expense reimbursements from Front Yard	543	416	1,463	1,183
Total revenues	4,127	4,024	15,762	15,926
Expenses:
Salaries and employee benefits	4,154	3,977	17,029	17,320
Legal and professional fees	1,524	312	3,611	1,605
General and administrative	1,129	826	4,147	3,609
Total expenses	6,807	5,115	24,787	22,534
Other income:
Change in fair value of Front Yard common stock	1,267	(3,443)	5,864	(5,084)
Dividend income on Front Yard common stock	—	244	731	975
Other income	39	66	155	216
Total other income (loss)	1,306	(3,133)	6,750	(3,893)
Loss before income taxes	(1,374)	(4,224)	(2,275)	(10,501)
Income tax expense	165	66	338	375
Net loss	(1,539)	(4,290)	(2,613)	(10,876)
Amortization of preferred stock issuance costs	(51)	(51)	(206)	(206)
Net loss attributable to common stockholders	$(1,590)	$(4,341)	$(2,819)	$(11,082)

Loss per share of common stock – basic:
Loss per basic common share	$(1.00)	$(2.69)	$(1.77)	$(6.88)
Weighted average common stock outstanding – basic	1,597,384	1,615,848	1,589,952	1,611,424
Loss per share of common stock – diluted:
Loss per diluted common share	$(1.00)	$(2.69)	$(1.77)	$(6.88)
Weighted average common stock outstanding – diluted	1,597,384	1,615,848	1,589,952	1,611,424

Altisource Asset Management Corporation
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 31, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$19,965	$27,171
Short-term investments	517	584
Front Yard common stock	20,046	14,182
Receivable from Front Yard	5,014	3,968
Prepaid expenses and other assets	1,609	1,552
Total current assets	47,151	47,457
Non-current assets:
Right-of-use lease assets	4,339	—
Other non-current assets	1,758	1,910
Total non-current assets	6,097	1,910
Total assets	$53,248	$49,367

Current liabilities:
Accrued salaries and employee benefits	$5,407	$5,583
Accounts payable and accrued liabilities	1,328	1,188
Short-term lease liabilities	265	—
Total current liabilities	7,000	6,771
Long-term lease liabilities	4,218	—
Total liabilities	11,218	6,771

Commitments and contingencies	—	—

Redeemable preferred stock:
Series A preferred stock, $0.01 par value, 250,000 shares issued and outstanding as of December 31, 2019 and 2018; redemption value $250,000	249,958	249,752

Stockholders' deficit:
Common stock, $.01 par value, 5,000,000 authorized shares; 2,897,177 and 1,598,512 shares issued and outstanding, respectively, as of December 31, 2019 and 2,862,760 and 1,573,691 shares issued and outstanding, respectively, as of December 31, 2018	29	29
Additional paid-in capital	44,646	42,245
Retained earnings	23,662	26,558
Accumulated other comprehensive loss	(33)	—
Treasury stock, at cost, 1,298,665 and 1,289,069 shares as of December 31, 2019 and 2018, respectively	(276,232)	(275,988)
Total stockholders' deficit	(207,928)	(207,156)
Total liabilities and equity	$53,248	$49,367